                                                              EXHIBIT 10.1

               PREFERRED STOCK PURCHASE AGREEMENT

                            Between

                   SIRROM CAPITAL CORPORATION
                     (d/b/a TANDEM CAPITAL)

                              And

                        TELTRONICS, INC.

                       February 25, 1998

                       Table of Contents


ARTICLE I -  SALE AND PURCHASE OF STOCK                         1
 Section 1.1 Description of Series B Preferred Stock.. . . . . .1
 Section 1.2 Commitment; Closing Date. . . . . . . . . . . . . .2
 Section 1.3 Commitment Fee. . . . . . . . . . . . . . . . . . .2
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY      2
 Section 2.1 Corporate Status. . . . . . . . . . . . . . . . . .2
 Section 2.2 Capitalization. . . . . . . . . . . . . . . . . . .3
 Section 2.3 Authorization; Absence of Conflicts . . . . . . . .4
 Section 2.4 Validity and Binding Effect.. . . . . . . . . . . .4
 Section 2.5 Financial Statements. . . . . . . . . . . . . . . .4
 Section 2.6 SEC Reports.. . . . . . . . . . . . . . . . . . . .5
 Section 2.7 Absence of Changes. . . . . . . . . . . . . . . . .5
 Section 2.8 No Defaults.. . . . . . . . . . . . . . . . . . . .5
 Section 2.9 Compliance With Law.. . . . . . . . . . . . . . . .6
 Section 2.10 Litigation.. . . . . . . . . . . . . . . . . . . .6
 Section 2.11 Taxes. . . . . . . . . . . . . . . . . . . . . . .6
 Section 2.12 Certain Transactions.. . . . . . . . . . . . . . .6
 Section 2.13 Title to Property. . . . . . . . . . . . . . . . .7
 Section 2.14 Intellectual Property. . . . . . . . . . . . . . .7
 Section 2.15 Debt.. . . . . . . . . . . . . . . . . . . . . . .7
 Section 2.16 Material Contracts.. . . . . . . . . . . . . . . .8
 Section 2.17 Environmental Matters. . . . . . . . . . . . . . .8
 Section 2.18 Accounting Matters.. . . . . . . . . . . . . . . .9
 Section 2.19 Distributions to Company.. . . . . . . . . . . . .9
 Section 2.20 Prior Sales. . . . . . . . . . . . . . . . . . . .9
 Section 2.21 Regulatory Compliance. . . . . . . . . . . . . . .9
 Section 2.22 Margin Regulations.. . . . . . . . . . . . . . . .9
 Section 2.24 Limited Offering.. . . . . . . . . . . . . . . . 10
 Section 2.25 Registration Rights. . . . . . . . . . . . . . . 10
 Section 2.26 Insurance. . . . . . . . . . . . . . . . . . . . 10
 Section 2.27 Governmental Consents. . . . . . . . . . . . . . 10
 Section 2.28 Employees. . . . . . . . . . . . . . . . . . . . 10
 Section 2.29 ERISA. . . . . . . . . . . . . . . . . . . . . . 11
 Section 2.30 Fees/Commissions.. . . . . . . . . . . . . . . . 11
 Section 2.31 Disclosure.. . . . . . . . . . . . . . . . . . . 11
 Section 2.32 Survival.. . . . . . . . . . . . . . . . . . . . 12
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER      12
 Section 3.1 Corporate Status. . . . . . . . . . . . . . . . . 12
 Section 3.2 Authorization.. . . . . . . . . . . . . . . . . . 12
 Section 3.3 Validity and Binding Effect.. . . . . . . . . . . 12
 Section 3.4 Accredited Investor Status; Purchase for
             Investment. . . . . . . . . . . . . . . . . . . . 12
 Section 3.5 Legends on Certificates.. . . . . . . . . . . . . 13
 Section 3.6 Survival. . . . . . . . . . . . . . . . . . . . . 13
ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF PURCHASER                                                   13
 Section 4.1 Representations and Warranties. . . . . . . . . . 13
 Section 4.2 Officer's Certificate.. . . . . . . . . . . . . . 14
 Section 4.3 Satisfactory Proceedings; Secretary's Certificate.14
 Section 4.4 Legal Opinion.. . . . . . . . . . . . . . . . . . 14
 Section 4.5 Authorization Agreement.. . . . . . . . . . . . . 14
 Section 4.6 Certificate of Designations.. . . . . . . . . . . 14
 Section 4.7 Registration Rights Agreement.. . . . . . . . . . 14
 Section 4.8 The Company's Existence and Authority.. . . . . . 14
 Section 4.9 Senior Secured Loan Agreement; Subordinated
             Debentures; Warrants. . . . . . . . . . . . . . . 15
 Section 4.10 Intercreditor Agreement. . . . . . . . . . . . . 15
 Section 4.11 Required Consents. . . . . . . . . . . . . . . . 15
 Section 4.12 Expenses.. . . . . . . . . . . . . . . . . . . . 15
 Section 4.13 Waiver of Conditions.. . . . . . . . . . . . . . 15
ARTICLE V - COVENANTS OF COMPANY                               16
 Section 5.1 Use of Proceeds.. . . . . . . . . . . . . . . . . 16
 Section 5.2 Dividends; Repurchase of Series B Preferred Stock.16
 Section 5.3 Corporate Existence, Etc. . . . . . . . . . . . . 16
 Section 5.4 Maintenance, Etc. . . . . . . . . . . . . . . . . 16
 Section 5.5 Nature of Business. . . . . . . . . . . . . . . . 16
 Section 5.6 Insurance.. . . . . . . . . . . . . . . . . . . . 17
 Section 5.7 Taxes, Claims for Labor and Materials.. . . . . . 17
 Section 5.8 Compliance with Laws, Agreements, Etc.. . . . . . 17
 Section 5.9 ERISA Matters.. . . . . . . . . . . . . . . . . . 17
 Section 5.10 Books and Records; Rights of Inspection. . . . . 17
 Section 5.11 Reports. . . . . . . . . . . . . . . . . . . . . 18
 Section 5.12 Annual Plan. . . . . . . . . . . . . . . . . . . 19
 Section 5.13 Board of Directors; Observer Rights. . . . . . . 19
 Section 5.14 Further Assurances.. . . . . . . . . . . . . . . 20
ARTICLE VI - AMENDMENTS, WAIVERS AND CONSENTS                  20
 Section 6.1 Consent Required. . . . . . . . . . . . . . . . . 20
 Section 6.2 Effect of Amendment or Waiver.. . . . . . . . . . 20
ARTICLE VII - INTERPRETATION OF AGREEMENT; DEFINITIONS         20
 Section 7.1 Definitions.. . . . . . . . . . . . . . . . . . . 20
 Section 7.2 Accounting Principles.. . . . . . . . . . . . . . 22
ARTICLE VIII - MISCELLANEOUS                                   23
 Section 8.1 Expenses; Stamp Tax Indemnity.. . . . . . . . . . 23
 Section 8.2 Powers and Rights Not Waived; Remedies Cumulative.23
 Section 8.3 Notices.. . . . . . . . . . . . . . . . . . . . . 23
 Section 8.4 Successors and Assigns. . . . . . . . . . . . . . 24
 Section 8.5 Survival of Covenants and Representations.. . . . 24
 Section 8.6 Severability. . . . . . . . . . . . . . . . . . . 24
 Section 8.7 Governing Law.. . . . . . . . . . . . . . . . . . 25
 Section 8.8 Captions; Counterparts. . . . . . . . . . . . . . 25
 Section 8.9 Entire Agreement. . . . . . . . . . . . . . . . . 25
 Section 8.10 Specific Performances. . . . . . . . . . . . . . 25
 Section 8.11 Attorneys' Fees. . . . . . . . . . . . . . . . . 25
 Section 8.12 Disclosure Statement.. . . . . . . . . . . . . . 25

               PREFERRED STOCK PURCHASE AGREEMENT


     This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") entered into the 25th day of February, 1998, is by and among TELTRONICS, INC., a Delaware corporation (the "Company"); and SIRROM CAPITAL CORPORATION, d/b/a TANDEM CAPITAL, a Tennessee corporation (the "Purchaser", sometimes referred to herein as "Tandem").

                     W I T N E S S E T H:

     WHEREAS, on February 13, 1997, the Company issued and sold to Tandem its 11% Subordinated Convertible Debenture due February 13, 2002, in the principal amount of $4,250,000 (the "11% Convertible Debentures"), pursuant to the terms and conditions of that certain Debenture Purchase Agreement dated February 13, 1997, between the Company and Tandem (the "1997 Debenture Purchase Agreement");

     WHEREAS, for good and valid corporate purposes, the Company wishes to repurchase the 11% Convertible Debentures and Tandem is willing to sell to the Company the 11% Convertible Debentures in consideration for $4,250,000;

     WHEREAS, in order to obtain the funds to repurchase the 11% Convertible Debentures and to obtain additional capital for use in connection with its business, (a) the Company desires to issue and sell certain preferred stock of the Company for $2,500,000, and Purchaser is willing to purchase such shares of preferred stock from the Company, on the terms on conditions set forth herein, (b) the Company desires to issue and sell its 12% Subordinated Secured Debentures, due February 13, 2002, in the principal amount of $1,750,000 (the "New Debentures"), and the Purchaser is willing to purchase the New Debentures, on the terms and conditions set forth in that certain Debenture Purchase Agreement between the Company and Tandem dated the date hereof (the "1998 Debenture Purchase Agreement"), and (c) Tandem is willing to make a secured loan to the Company in the amount of $1,280,000, on the terms and conditions set forth in that certain Loan and Security Agreement among the Company, certain Subsidiaries of the Company and Tandem, dated the date hereof (the "Tandem Loan Agreement").

     NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:


             ARTICLE I - SALE AND PURCHASE OF STOCK

Section 1.1    Description of Series B Preferred Stock.

     The Company has authorized the issue and sale of 25,000 shares of its Series B Convertible Preferred Stock (the "Series B Preferred Stock") having the rights and preferences set forth in the Company's proposed Certificate of Designations Establishing Series of Shares and Articles of Amendment in the form attached hereto as Exhibit A (the "Certificate of Designations"), for a purchase price of $100.00 per share, or an aggregate purchase price of $2,500,000.00. The Certificate of Designations shall be filed with the Secretary of State of Delaware on or before the

Closing Date (as defined below). The terms which are capitalized herein shall have the meanings set forth in Section 7 hereof unless the context shall otherwise require.

Section 1.2    Commitment; Closing Date.

     Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 25,000 shares of Series B Preferred Stock for a purchase price of $2,500,000.00.

     Delivery of a single certificate representing the Series B Preferred Stock will be made at the office of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions set forth on Exhibit B hereto, or by the surrender by Purchaser of 11% Convertible Debentures, in an amount equal to the purchase price hereunder, at 10:00 a.m., Nashville time, on February 25, 1998, or such other date as the Company and Purchaser shall agree, but no later than February 27, 1998 (the "Closing Date"). The stock certificate to be delivered to Purchaser on the Closing Date will be registered in Purchaser's name or in the name of such nominee as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

Section 1.3    Commitment Fee.

     The Company agrees to pay, on or before the Closing Date, a commitment fee to Purchaser in the amount of $12,500.


       ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

Section 2.1    Corporate Status.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, to be dated as of the Closing Date, by and between the Company and Purchaser (the "Registration Rights Agreement"), and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law. The states or other jurisdictions in which the Company is so qualified are set forth on Schedule 2.1(a) hereto.

     (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the

Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances.

Section 2.2    Capitalization.

     (a)  The authorized capital stock of the Company consists of
(i) 40,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 3,415,513 shares are issued and outstanding, and (ii) 5,000,000 shares of non-voting common stock, par value $.001 per share (the "Non-Voting Common Stock"), none of which are issued and outstanding, and (iii) 5,000,000 shares of undesignated preferred stock, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), and 250,000 shares designated as Series
A Preferred Stock bearing the rights and preferences set forth in the Restated Certificate of which 100,000 shares are issued and outstanding. All shares of Common Stock and Series A Preferred Stock outstanding have been validly issued and are fully paid and nonassessable. As of the Closing Date, the authorized Series A Preferred Stock shall have been decreased to 100,000 shares and 25,000 shares of the undesignated preferred stock shall have been designated as "Series B Convertible Preferred Stock" with the rights, preferences and limitations set forth in the Certificate of Designations. Except as listed on Schedule 2.2(a), there are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Series B Preferred
Stock or the issuance of Common Stock upon the conversion thereof.

     (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the shares of Series B Preferred Stock to be issued pursuant to this Agreement,
(ii) the conversion privileges of the holders of the Series B Preferred Stock to be issued pursuant to this Agreement, with respect to which an aggregate of at least 909,091 shares of Common Stock have been reserved for issuance upon such conversion, (iii) the Stock Purchase Warrant to purchase 525,000 shares of Common Stock (the "Debenture Warrants") to be issued pursuant to the 1998 Debenture Purchase Agreement, (iv) the Stock Purchase Warrant to purchase 365,000 shares of Common Stock (the "Loan Warrants") to be issued to Tandem pursuant to the Tandem Loan Agreement; and (v) such options, warrants and other rights to acquire capital stock of the Company, together with relevant exercise prices and dates, set forth on Schedule 2.2(b). Except as set forth on Schedule 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and nonassessable.

     (c) The Series B Preferred Stock that is being purchased by the Purchaser, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

Section 2.3    Authorization; Absence of Conflicts.

     The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents without the consent or approval of any other person, firm, governmental agency or other legal entity except as set forth on Schedule 2.3, each of which will be obtained prior to Closing. The execution and delivery of this Agreement, the issuance of the shares of Series B Preferred Stock hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the Articles of Incorporation or Bylaws, as amended, of the Company, (b) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Operative Documents and any other document executed and delivered by Purchaser in connection herewith or therewith, is duly authorized to act on behalf of the Company.

Section 2.4    Validity and Binding Effect.

     Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 2.5    Financial Statements.

     The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1994, December 31, 1995, and December 31, 1996, and the unaudited consolidated financial statements as of and for the nine-month period ended September 30, 1997, and the related notes, copies of which the Company previously has delivered to Purchaser, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Materially Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited financial statements). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

Section 2.6    SEC Reports.

     The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The symbol for the Company's Common Stock is "TELT". Since January 1, 1995, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The Company previously has furnished to Purchaser true copies of all the SEC Reports, together with all exhibits thereto that Purchaser has requested, and the Company's annual report to stockholders for the year ended December 31, 1996, which annual report meets the requirements of Rule 14a-3 or 14e-3 under the Exchange Act (the "Annual Report"). The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7    Absence of Changes.

     Except as set forth on Schedule 2.7, since September 30, 1997,
(i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock,
(iii) there has not been any change in the authorized or issued capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any Materially Adverse Effect in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, and no event has occurred or circumstance exists that may result in such a Materially Adverse Effect.

Section 2.8    No Defaults.

     Except as set forth on Schedule 2.8 and except where a default or event of default does not and would not constitute a Materially Adverse Effect, no default or event of default by the Company or any Subsidiary exists under this Agreement or under any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

Section 2.9    Compliance With Law.

     To the Company's knowledge, the Company and its Subsidiaries are in compliance with all federal, state and local laws, regulations, decrees and orders applicable to them (including but not limited to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Materially Adverse Effect.

Section 2.10   Litigation.

     Except as set forth on Schedule 2.10, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing in which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Materially Adverse Effect.

Section 2.11   Taxes.

     Except as set forth on Schedule 2.11, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company, or its Subsidiaries or any of their properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1991, or closed by applicable statutes of limitation.

Section 2.12   Certain Transactions.

     Except as set forth on Schedule 2.12(i) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that an officer and/or director of the Company may own no more than 1.0% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on Schedule 2.12(ii), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as set forth on Schedule 2.12(iii), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 2.13   Title to Property.

     The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 2.13 and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, and no default has occurred or is continuing thereunder might result in any Materially Adverse Effect, and the Company and each Subsidiary enjoys peaceful and undisturbed possession under all such leases, except as disclosed on Schedule
2.13 or which are not material and do not interfere with the use to be made of such buildings or property by the Company or any Subsidiary.

Section 2.14   Intellectual Property.

     Except as set forth in Schedule 2.14, the Company is the lawful owner or has a valid right to use the Proprietary Information in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. The Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted, which are listed on Schedule 2.14(b)(i), except as set forth on Schedule 2.14(b)(ii). The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which would individually or in the aggregate have a Materially Adverse Effect. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

Section 2.15   Debt.

     Schedule 2.15(i) sets forth (i) a complete and correct list of all loans, credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, Guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company, any Subsidiary or any of their properties is in any manner directly or contingently obligated; (ii) a correct statement of the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding; and (iii) a correct statement of all liens, pledges or security interests of any nature given or agreed to be given as security therefor or in connection therewith. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the

Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any loan, credit agreement, indenture, purchase agreement, promissory note or other evidences of indebtedness, Guaranty, capital lease or other instrument, agreement or arrangement set forth on Schedule 2.15(i), except as set forth on Schedule 2.15(ii).

Section 2.16   Material Contracts.

     Schedule 2.16(i) sets forth a complete and correct list of (a) all contracts, agreements and other documents pursuant to which the Company or any Subsidiary either (i) receives revenues or (ii) makes payment to any third Person(s), in excess of $100,000 per fiscal year, and (b) all contracts or other agreements required to be filed by the Company with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each instrument identified in Schedule 2.16 individually being an "Applicable Contract" and collectively the "Applicable Contracts"). Each Applicable Contract is in full force and effect as of the date hereof and the Company knows of no reason why such Applicable Contracts would not remain in full force and effect pursuant to the terms thereof. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any Applicable Contract set forth on Schedule 2.16, except as set forth on Schedule 2.16(ii).

Section 2.17   Environmental Matters.

     The Company and each of its Subsidiaries have duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities of each are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Company and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater;
(iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Neither the Company nor any Subsidiary has received notice of, or knows of, or suspects facts which might constitute any material violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (a) the air;
(b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises owned or occupied by the Company or its Subsidiaries. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to
(I) air emissions; (II) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (III) noise emissions; (IV) solid or liquid waste disposal; (V) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (VI) other environmental, health or safety matters affecting the Company or any of its Subsidiaries or their respective businesses, operations, assets, equipment, property, leaseholds or other facilities. Neither the Company nor any Subsidiary has any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

Section 2.18   Accounting Matters.

     The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.19   Distributions to Company.

     No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company. The Company is not prohibited from paying cash dividends to the holders of the Series B Preferred Stock except as set forth in
Schedule 2.19.

Section 2.20   Prior Sales.

     All offers and sales by the Company of its capital stock since January 1, 1995, were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

Section 2.21   Regulatory Compliance.

     The conduct of the business and the ownership of the assets of the Company and its Subsidiaries does not require any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body, and except as set forth on Schedule 2.21, such business is not subject to the regulation of any federal, state or local government or regulatory body by reason of the nature of the business being conducted (as distinct from regulation common to commercial enterprises in general). All licenses, permits and authorizations set forth on
Schedule 2.21 are in full force and effect.

Section 2.22   Margin Regulations.

     The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

Section 2.23   1940 Act Compliance.

     The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Series B Preferred Stock does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

Section 2.24   Limited Offering.

     Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Series B Preferred Stock are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 2.25   Registration Rights.

     Except as described in Schedule 2.25, the Company is not under any obligation to register under the Securities Act, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

Section 2.26   Insurance.

     The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

Section 2.27   Governmental Consents.

     No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Series B Preferred Stock by the Company.

Section 2.28   Employees.

     Schedule 2.28 sets forth the number of full-time employees and full-time equivalent employees of the Company and each Subsidiary as of the most recent payroll date, which date is set forth therein. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. Except as set forth on
Schedule 2.28, none of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party, because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in Schedule 2.28, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and as described in Schedule 2.28, subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

Section 2.29   ERISA.

     The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88
Stat. 829, 29 U.S.C.A. Section 1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in Schedule 2.29, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan"
(as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated;
no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); the Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

Section 2.30   Fees/Commissions.

     The Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser pursuant to Section 1.3 hereof.

Section 2.31   Disclosure.

     No representation or warranty given as of the date hereof by the Company contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

Section 2.32   Survival.

     The representations and warranties of the Company contained in this Agreement shall survive in accordance with Section 8.5 hereof until this Agreement terminates.


       ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents to the Company, as follows:

Section 3.1    Corporate Status.

     Purchaser is a corporation duly organized and validly existing under the laws of the State of Tennessee and has the requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith.

Section 3.2    Authorization.

     Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate or organizational powers of Purchaser, and do not and will not contravene or conflict with (a) the organizational documents of Purchaser, (b) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The person(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

Section 3.3    Validity and Binding Effect.

     This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

Section 3.4    Accredited Investor Status; Purchase for Investment.

     Purchaser is a registered investment company under the Investment Company Act and as such is, and at the Closing Date will be, an "accredited investor" under Rule 501(a) under the Securities Act. Purchaser is acquiring the Series B Preferred Stock for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Series B Preferred Stock, it being understood that

Purchaser intends to transfer and assign, without consideration, the Series B Preferred Stock and all of Purchaser's rights and obligations under this Agreement and the Operative Documents to one or more Wholly-owned Subsidiaries of Purchaser, which Wholly-owned Subsidiaries are and will also be "accredited investors" under Rule 501(a). Purchaser is an "institutional investor" as defined under Section 48-2-102 of the Tennessee Securities Act of 1980 for purposes of the exemption set forth under Section 48-2-103(b)(3) of such act.

Section 3.5    Legends on Certificates.

     Purchaser understands that the certificates representing the Series B Preferred Stock (or the Common Stock issued upon conversion of the Series B Preferred Stock) shall bear the following or similar legend and that appropriate stock transfer instructions will be entered in the stock records of the Company:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF
     (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

Section 3.6    Survival.

     The representations and warranties of Purchaser contained in this Agreement shall survive the termination of this Agreement in accordance with Section 8.5 hereof.


   ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to purchase and pay for the Series B Preferred Stock on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

Section 4.1    Representations and Warranties.

     The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or their representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

Section 4.2    Officer's Certificate.

     The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the President of the Company substantially in the form attached hereto as Exhibit C.

Section 4.3    Satisfactory Proceedings; Secretary's Certificate.

     All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company substantially in the form attached hereto as Exhibit D.

Section 4.4    Legal Opinion.

     Purchaser shall have received the opinion of Blair & Roach, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, and covering the matters set forth in Exhibit E hereto.

Section 4.5    Authorization Agreement.

     The Company shall have delivered to Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing
Date, executed by a duly authorized officer of the Company, in the form attached hereto as Exhibit F.

Section 4.6    Certificate of Designations.

     The Certificate of Designations shall have been accepted by the Office of the Secretary of State of Delaware as filed.

Section 4.7    Registration Rights Agreement.

     The Company shall have executed and delivered to Purchaser the Registration Rights Agreement.

Section 4.8    The Company's Existence and Authority.

     The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a date within ten (10) days of the Closing Date:

     (a) the certificate of incorporation of the Company and each of the Subsidiaries, certified by the Secretary of State or other appropriate official in the jurisdiction in which each such entity is incorporated;

     (b) a certificate as to the legal existence and subsistence of the Company and each of the Subsidiaries issued by the Secretary of State or other appropriate official in the jurisdiction in which each such entity is incorporated; and

     (c) a certificate as to the qualification to do business as a foreign corporation in good standing of the Company and each of the Subsidiaries, as appropriate, issued by the Secretary of State or other appropriate official in each jurisdiction listed in
Schedule 2.1(a).

Section 4.9    Senior Secured Loan Agreement; Subordinated
Debentures; Warrants.

     (a) Pursuant to the terms of the Tandem Loan Agreement, the Company shall have borrowed from Tandem $1,280,000, and the Company shall have issued to Tandem the Loan Warrants to purchase 365,000 shares of Common Stock.

     (b) Pursuant to the terms of the 1998 Debenture Purchase Agreement, the Company shall have sold to Tandem, and Tandem shall have purchased from the Company, the Company's 12% Subordinated Secured Debenture due February 13, 2002, in the principal amount of $1,750,000, and the Company shall have issued to Tandem the Debenture Warrants to purchase 525,000 shares of Common Stock.

     (c) If payment of the purchase price shall be made by delivery of the Company's 11% Convertible Debentures, Purchaser shall have been paid all interest accrued thereon to the Closing
Date.

Section 4.10   Intercreditor Agreement

     The Company shall have executed and delivered to Purchaser an Intercreditor Agreement among the Company, its Subsidiaries,
Purchaser and The CIT Group/Credit Finance, Inc., in the form attached hereto as Exhibit G.

Section 4.11   Required Consents.

     Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, including the consents set forth on Schedule 2.3, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

Section 4.12   Expenses.

     The Company shall have reimbursed Purchaser for all fees and expenses as provided in Section 8.1 herein.

Section 4.13   Waiver of Conditions.

     If on the Closing Date the Company fails to tender to Purchaser the Series B Preferred Stock to be issued to Purchaser on such date or if the conditions specified in this Article IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this Section 4.13 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.

                 ARTICLE V - COVENANTS OF COMPANY

     From and after the Closing Date and continuing so long as Purchaser holds any shares of the Series B Preferred Stock:

Section 5.1    Use of Proceeds.

     The Company shall use the proceeds of the sale of the Series B Preferred Stock, together with the proceeds from the sale of the New Debentures, only for the purposes of repurchasing the outstanding 11% Convertible Debentures.

Section 5.2    Dividends; Repurchase of Series B Preferred Stock.

     The Company shall declare and pay the Preferred Dividends (as that term is defined in the Certificate of Designations) no later than the respective dates set forth in the Certificate of Designations, provided the Company may lawfully declare and pay a dividend on such dates and further provided that the payments of such dividends shall not be prohibited under the Tandem Loan Agreement and/or the Loan and Security Agreement dated October 28, 1994 among the Company, certain subsidiaries of the Company, and the CIT Group/Credit Finance, Inc., as amended from time to time.

Section 5.3    Corporate Existence, Etc.

     The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Materially Adverse Effect and all licenses and permits necessary to the proper conduct of its business.

Section 5.4    Maintenance, Etc.

     The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

Section 5.5    Nature of Business.

     Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

Section 5.6    Insurance.

     The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

Section 5.7    Taxes, Claims for Labor and Materials.

     The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

Section 5.8    Compliance with Laws, Agreements, Etc.

     Except where failure to do so does not and would not have a Materially Adverse Effect, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 5.9    ERISA Matters.

     If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

Section 5.10   Books and Records; Rights of Inspection.

     The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

Section 5.11   Reports.

     The Company will furnish to Purchaser the following (provided that this obligation shall be deemed satisfied if the Company delivers the following to Purchaser in connection with either the 1998 Debenture Purchase Agreement or the Tandem Loan Agreement):

          (a) Monthly Statements. Within twenty (20) days of the end of each month, beginning the month of March 1998, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statement of income and cash flows for the one month period then ended, as well as any additional financial reports for such period (i) distributed to directors of the Company or (ii) routinely prepared with respect to the Company and the Subsidiaries subsequent to the date hereof;

          (b) Quarterly Statements. As soon as available and in any event within thirty (30) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                    (i)  consolidated and consolidating balance
          sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                    (ii) consolidated and consolidating statements of income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                    (iii)     consolidated and consolidating
          statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

          (c) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

                    (i)  consolidated and consolidating balance
          sheets of the Company and Subsidiaries as of the close of such fiscal year, and

                    (ii) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

          (d)  Audit Reports.   Promptly upon receipt thereof, one
copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

          (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings;

          (f) Press Releases. Promptly upon its release, a copy of each press release issued by the Company; and

          (g) Requested Information. With reasonable promptness, such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

Section 5.12   Annual Plan.

     The Board of Directors shall adopt and the Company will furnish to Purchaser, in such manner and form as approved by the Board of Directors of the Company, no later than the first day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors. The Company shall promptly furnish to Purchaser each amendment or revision to the Annual Plan.

Section 5.13   Board of Directors; Observer Rights.

     (a)  For so long as any shares of the Series B Preferred
Stock shall remain outstanding, and in addition to any rights to elect one or more directors pursuant to the Certificate of Designations, upon request of Purchaser, the Company shall invite one (1) representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting. Notwithstanding anything herein to the contrary, this provision shall not apply to a Purchaser if such Purchaser exercises identical observer rights to attend meetings of the Board of Directors pursuant to the 1998 Debenture Purchase Agreement and/or the Tandem Loan Agreement.

     (b) At any time or from time to time after the Closing Date upon the request of Purchaser, the Board of Directors of the Company shall promptly (i) cause the size of the Board of Directors of the Company to be increased by one (1) director to five (5) directors (unless a vacancy on the Board of Directors shall already exist) and (ii) fill the vacancy created thereby (or such existing vacancy) by electing as director a person who shall not be an Affiliate of or associated with any of the Company, its current directors or the Purchaser and who shall be mutually agreed upon by the three directors who are not affiliated with the Purchaser and the Purchaser.

     (c) Purchaser and the Company agree that, upon the Closing hereunder, Craig Macnab shall be the director elected by the holders of the Series B Preferred Stock pursuant to the Certificate of Designation.

Section 5.14   Further Assurances.

     The Company will take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other Operative Documents.


          ARTICLE VI - AMENDMENTS, WAIVERS AND CONSENTS

Section 6.1    Consent Required.

     Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 50% of the outstanding Series B Preferred Stock.

Section 6.2    Effect of Amendment or Waiver.

     Any such amendment or waiver shall apply equally to all of the holders of the Series B Preferred Stock and shall be binding upon them, upon each future holder of any Series B Preferred Stock and upon the Company. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


          ARTICLE VII - INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 7.1    Definitions.

     Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

     The term "control" (including the terms "controlling,"
"controlled by" and "under common control") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317.1) as amended; (b) regulated as a hazardous waste under Section 1004 or
Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (c) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     The term "knowledge of the Company" shall mean, with respect to a particular fact or other matter if a director or executive officer of the Company or any Subsidiary is actually, or has been, aware of such fact or other matter, after reasonable inquiry under the circumstances.

     "Materially Adverse Effect" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects, in each case of the Company and its Subsidiaries taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement, the Debentures or the other Operative Documents.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Proprietary Information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

     "Purchaser" shall mean Sirrom Capital Corporation, d/b/a
Tandem Capital, a Tennessee corporation, and each transferee of shares of Series B Preferred Stock who is entitled to the benefits and subject to the obligations of this Agreement.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

Section 7.2    Accounting Principles.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                 ARTICLE VIII - MISCELLANEOUS

Section 8.1    Expenses; Stamp Tax Indemnity.

     Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's out-of-pocket expenses in connection with (a) the entering into of this Agreement, the 1998 Debenture Purchase Agreement, and the Tandem Loan Agreement and the consummation of the transactions contemplated hereby and thereby, including but not limited to the reasonable fees, expenses and disbursements of Purchaser's counsel, and (b) so long as Purchaser holds any of the Series B Preferred Stock, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Series B Preferred Stock, whether or not any shares of Series B Preferred Stock are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person retained by the Company in connection with the transactions contemplated by this Agreement.

Section 8.2    Powers and Rights Not Waived; Remedies Cumulative.

     No delay or failure on the part of the holder of any Series B Preferred Stock in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Series B Preferred Stock are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.

Section 8.3    Notices.

     All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

     If  to Purchaser:   Tandem Capital, Inc.
                         500 Church Street, Suite 200
                         Nashville, Tennessee  37219
                         Fax: (615) 726-1208
                         Attention:  Craig Macnab

     with a copy to:     Sherrard & Roe, PLC
                         424 Church Street, Suite 2000
                         Nashville, Tennessee  37219
                         Fax: (615) 742-4539
                         Attention:  Donald I.N. McKenzie, Esq.

     If to Company:      Teltronics, Inc.
                         2150 Whitfield Industrial Way
                         Sarasota, Florida  34243
                         Fax: (941) 751-7724
                         Attention:   Ewen R. Cameron, President

     with a copy to:     Blair & Roach
                         2645 Sheridan Drive
                         Tonawanda, New York  14150
                         Fax: (716) 834-9197
                         Attention:  John N. Blair, Esq.

or such other address as the Purchaser or the subsequent holder of any Series B Preferred Stock initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Series B Preferred Stock initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as a Purchaser or a subsequent holder of any Series B Preferred Stock initially issued Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

Section 8.4    Successors and Assigns.

     Purchaser's interest in this Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

Section 8.5    Survival of Covenants and Representations.

     All representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Series B Preferred Stock. All covenants made by the Company herein shall survive the closing and delivery of this Agreement and the Operative Documents in accordance with their respective terms.

Section 8.6    Severability.

     Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

Section 8.7    Governing Law.

     The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Tennessee.

Section 8.8    Captions; Counterparts.

     The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.9    Entire Agreement.

     This Agreement together with the Certificate of Designations constitutes the entire agreement of the parties with regard to the sale of the Series B Preferred Stock.

Section 8.10   Specific Performances.

     Should the Company violate any of Sections 5.11, 5.12, and
5.13 of this Agreement, then, in addition to all legal and equitable remedies available to the Purchaser, the provisions thereof shall be enforceable by specific performance and injunctive relief. The parties agree and stipulate that the right of Purchaser to obtain specific performance, injunctive relief, or both, are specifically bargained for due to the mutual recognition that the amount of actual damages arising from violation of the covenants in Sections 5.11, 5.12, and 5.13 will be difficult or impossible to ascertain both now and in the future and that such violation will cause irreparable harm to Purchaser.

Section 8.11   Attorneys' Fees.

     If legal action is commenced to enforce any provision of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees through all appellate levels in addition to any other relief that may be granted.

Section 8.12   Disclosure Statement.

     The disclosures contained in the Disclosure Statement attached hereto with respect to any section number hereof shall be deemed to constitute the contents of the schedule of such number referenced herein.

        [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Series B Preferred Stock Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                              COMPANY:

                              TELTRONICS, INC.

                              By:  Ewen R. Cameron, President


                              PURCHASER:

                              SIRROM CAPITAL CORPORATION
                              d/b/a TANDEM CAPITAL

                              By:   Craig Macnab
                              Its:  Vice President